Exhibit 30(e)(ii)

SUPPLEMENT TO THE APPLICATION
[ ] The Prudential Insurance Company of America
[ ] Pruco Life Insurance Company*
[X] Pruco Life Insurance Company of New Jersey
*A Subsidiary of The Prudential Insurance Company of
America

| No. XX XXX XXXX
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A Supplement to the Application for a variable contract in which John Doe
- ------------------------- is named as the proposed Insured. ---------------

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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT
THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE ........................................... YES [X] NO [ ]

An illustration of values is available upon request.

|Date |Signature of Applicant
| |
| July 1, 1999 | John Doe
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ORD 96200-98 New Jersey